UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Canadian Natural Resources Limited
Reporting Year	From	2025-01-01	To:	2025-12-31	Date submitted	2025-05-27
Reporting Entity ESTMA Identification Number	E145969		Original Submission: Yes
Amended Report:
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E072724 CNR Hatton Partnership, E814257 Canadian Natural Upgrading Limited, E088016 CNR Montney Partnership, E912410 1745844 Alberta Ltd.

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Victor Darel				Date	2026-05-27
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Canadian Natural Resources Limited				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E145969
Subsidiary Reporting Entities (if necessary)	E072724 CNR Hatton Partnership, E814257 Canadian Natural Upgrading Limited, E088016 CNR Montney Partnership, E912410 1745844 Alberta Ltd.

Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc. within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	Government of Canada		1,169,460,000	480,000	3,480,000					1,173,420,000
Canada	Province of Alberta		630,460,000	5,524,630,000	152,770,000		27,970,000			6,335,830,000	A
Canada	Province of British Columbia		13,560,000	72,050,000	38,250,000					123,860,000
Canada	Province of Saskatchewan		10,070,000	55,760,000	8,220,000		550,000			74,600,000
Canada	Province of Manitoba		70,000	390,000	10,000					470,000
Canada	Regional Municipality of Wood Buffalo		108,670,000		10,000					108,680,000
Canada	Municipal District of Opportunity No.17		45,830,000		30,000					45,860,000
Canada	Lac La Biche County		41,960,000							41,960,000
Canada	Municipal District of Bonnyville No.87		24,490,000		3,530,000					28,020,000
Canada	Municipal District of Greenview No. 16		18,680,000		130,000					18,810,000
Canada	County of Newell No. 4		11,390,000		40,000					11,430,000
Canada	County of Grande Prairie No. 1		9,830,000		120,000					9,950,000
Canada	Alberta Special Areas Board		7,640,000		1,310,000					8,950,000
Canada	Yellowhead County		7,470,000							7,470,000
Canada	Saddle Hills County		7,130,000		10,000					7,140,000
Canada	County of St. Paul No. 19		5,430,000		1,120,000					6,550,000
Canada	Northern Sunrise County		6,370,000							6,370,000
Canada	Municipal District of Taber No. 14		5,270,000		820,000					6,090,000
Canada	County of Vermilion River No. 24		4,980,000	110,000	100,000					5,190,000
Canada	Northern Rockies Regional Municipality		3,900,000							3,900,000
Canada	District Municipality of Tumbler Ridge		3,380,000							3,380,000
Canada	Clear Hills County		3,100,000							3,100,000

UNCLASSIFIED - NON CLASSIFIÉ

Canada	Clearwater County	2,920,000		2,920,000
Canada	Municipal District of Fairview No. 136	2,910,000		2,910,000
Canada	Big Lakes County	2,450,000		2,450,000
Canada	Rural Municipality of Enterprise No. 142	2,120,000		2,120,000
Canada	Wheatland County	2,110,000		2,110,000
Canada	Municipal District of Lesser Slave River No. 124	2,070,000		2,070,000
Canada	Cypress County	2,000,000	10,000	2,010,000
Canada	Rural Municipality of Wilton No. 472	1,680,000		1,680,000
Canada	Municipal District of Starland County	1,570,000	20,000	1,590,000
Canada	Municipal District of Willow Creek No. 26	1,570,000	10,000	1,580,000
Canada	Rural Municipality of Big Stick No. 141	1,580,000		1,580,000
Canada	Rural Municipality of Fox Valley No. 171	1,560,000		1,560,000
Canada	Rural Municipality of Senlac No. 411	1,530,000		1,530,000
Canada	County of Northern Lights	1,530,000		1,530,000
Canada	Birch Hills County	1,450,000		1,450,000
Canada	Rural Municipality of Frenchman Butte No. 501	1,350,000		1,350,000
Canada	Two Hills County	1,250,000		1,250,000
Canada	Municipality District of Smoky River No. 130	1,210,000	10,000	1,220,000
Canada	Rural Municipality of Britannia No. 502	1,180,000	20,000	1,200,000
Canada	Vulcan County	1,080,000	20,000	1,100,000
Canada	Rural Municipality of Browning No. 34	1,100,000		1,100,000
Canada	Rural Municipality of Eldon No. 471	1,030,000	30,000	1,060,000
Canada	Municipality of Two Borders	940,000		940,000
Canada	Stettler County No. 6	930,000		930,000
Canada	Ponoka County	910,000		910,000
Canada	County of Warner No. 5	880,000		880,000
Canada	Kneehill County	850,000		850,000
Canada	County of Athabasca No. 12	760,000		760,000
Canada	Municipal District of Smoky River No. 130	730,000		730,000
Canada	Red Deer County	690,000		690,000
Canada	Wetaskiwin County No. 10	570,000		570,000
Canada	Rural Municipality of Eye Hill No. 382	510,000		510,000
Canada	Rural Municipality of Chesterfield No. 261	490,000		490,000
Canada	Rural Municipality of Mervin No. 499	480,000		480,000
Canada	Rural Municipality of Piapot No. 110	440,000		440,000
Canada	District of Chetwynd	360,000		360,000
Canada	Rural Municipality of Cymri No. 36	350,000		350,000
Canada	Rural Municipality of Happyland No. 231	310,000		310,000
Canada	County of Forty Mile No. 8	280,000	20,000	300,000
Canada	Rural Municipality of Moose Creek No. 33	290,000		290,000

UNCLASSIFIED - NON CLASSIFIÉ

Canada	Rural Municipality of Milton No. 292	280,000			280,000
Canada	District of Hudson's Hope	280,000			280,000
Canada	Woodlands County	270,000			270,000
Canada	Rural Municipality of Maple Creek No. 111	220,000			220,000
Canada	Lacombe County	220,000			220,000
Canada	County of Paintearth No. 18	220,000			220,000
Canada	Rural Municipality of Tecumseh No. 65	220,000			220,000
Canada	Town of Taber	120,000		90,000	210,000
Canada	Rural Municipality of Golden West No. 95	210,000			210,000
Canada	Rural Municipality of Clinworth No. 230	210,000			210,000
Canada	Leduc County	190,000			190,000
Canada	County of Camrose No. 22	190,000			190,000
Canada	Rural Municipality of Coalfields No. 4	190,000			190,000
Canada	Rural Municipality of Hillsdale No. 440	180,000			180,000
Canada	Rural Municipality of Turtle River No. 469	170,000			170,000
Canada	Town of Drumheller	170,000			170,000
Canada	Rural Municipality of Enniskillen No. 3	170,000			170,000
Canada	Municipal District of Wainwright No. 61	160,000			160,000
Canada	Municipal District of Foothills No. 31	160,000			160,000
Canada	Rural Municipality of Argyle No. 1	140,000			140,000
Canada	Rural Municipality of Griffin No. 66	120,000			120,000
Canada	Rural Municipality of Reciprocity No. 32	120,000			120,000
Canada	County of Lac Ste. Anne No. 28	110,000			110,000
Canada	County of Lethbridge No. 26	110,000			110,000
Canada	Rural Municipality of Grass Lake No. 381	100,000			100,000
Canada	County of Flagstaff No. 29	100,000			100,000
Canada	Mikisew Cree First Nation			11,190,000	11,190,000
Canada	Fort McKay First Nation			7,080,000	7,080,000
Canada	Kai Taile Denesoline Trust			6,160,000	6,160,000
Canada	Fort McKay Bare Trust			3,450,000	3,450,000
Canada	Fort McMurray #468 First Nation			3,250,000	3,250,000
Canada	Cold Lake First Nations			3,180,000	3,180,000
Canada	Conklin Métis Local #193			1,880,000	1,880,000
Canada	Chipewyan Prairie First Nation			1,580,000	1,580,000
Canada	Fishing Lake Métis Settlement	530,000	10,000	870,000	1,410,000
Canada	Fort McMurray Métis Local 1935			1,040,000	1,040,000
Canada	Heart Lake First Nation			970,000	970,000
Canada	Athabasca Chipewyan First Nation			760,000	760,000
Canada	Gift Lake Métis Settlement	430,000		250,000	680,000
Canada	Elizabeth Métis Settlement			580,000	580,000

UNCLASSIFIED - NON CLASSIFIÉ

Canada	WhiteFish Lake Indian Reserve No. 128			430,000		430,000
Canada	Kikino Métis Settlement		20,000	390,000		410,000
Canada	Buffalo Lake Métis Settlement			400,000		400,000
Canada	Peavine Métis Settlement			390,000		390,000
Canada	Saddle Lake Cree Nation	90,000		260,000		350,000
Canada	Fort McKay Métis Nation			280,000		280,000
Canada	Halfway River First Nation			260,000		260,000
Canada	Beaver Lake Cree Nation			240,000		240,000
Canada	Chard Métis Nation			230,000		230,000
Canada	Fort Chipewyan Métis Nation			200,000		200,000
Canada	Kehewin Cree Nation			160,000		160,000
Canada	Frog Lake First Nation			140,000		140,000
Canada	Onion Lake Cree Nation			130,000		130,000
Canada	Owl River Métis Local #1949			130,000		130,000
Canada	Bigstone Cree Nation			110,000		110,000
Canada	Horse Lake First Nation			100,000		100,000
Côte d’Ivoire	Government of Côte d'Ivoire				13,480,000	13,480,000	B,C
United Kingdom of Great Britain and Northern Ireland	His Majesty's Government	180,000		3,010,000		3,190,000	B
Additional Notes:
A.Royalties in the amount of $185,300,000 were paid in kind to the Government of Alberta and valued at market prices.
B.Non Canadian dollar payments are translated using average exchange rates for the reporting period of 1 GBP = 1.8354 CAD, 1 USD = 1.4130 CAD and 1 CFA = 0.0024 CAD.
C. Production entitlement volumes and values are determined according to the related production sharing contracts.
D.On November 1, 2025 Canadian Natural Resources Limited purchased the remaining shares of 1745844 Alberta Limited. Reportable payments for the period November 1 2025 to December 31 2025 have been included in this consolidated report.

1Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
2Optional field.
3When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
4Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Canadian Natural Resources Limited				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E145969
Subsidiary Reporting Entities (if necessary)	E072724 CNR Hatton Partnership, E814257 Canadian Natural Upgrading Limited, E088016 CNR Montney Partnership, E912410 1745844 Alberta Ltd.

Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	Northeast British Columbia	21,450,000	72,050,000	38,660,000					132,160,000
Canada	Northwest Alberta	52,950,000	300,850,000	33,050,000		7,400,000			394,250,000	A
Canada	Northern Plains	150,180,000	2,007,090,000	71,360,000		21,090,000			2,249,720,000	A,D
Canada	Southern Plains and Southeast Saskatchewan	53,850,000	92,480,000	44,050,000		30,000			190,410,000	A
Canada	Oil Sands Mining and Upgrading	132,210,000	3,180,980,000	68,970,000					3,382,160,000	D
Canada	Corporate	1,782,200,000		180,000					1,782,380,000
Côte d’Ivoire	Baobab				6,050,000				6,050,000	B,C
Côte d’Ivoire	Espoir				7,430,000				7,430,000	B,C
United Kingdom of Great Britain and Northern Ireland	North Sea	180,000		3,010,000					3,190,000	B
Additional Notes[3]:
A.Royalties in the amount of $185,300,000 were paid in kind to the Government of Alberta and valued at market prices.
B.Non Canadian dollar payments are translated using average exchange rates for the reporting period of 1 GBP = 1.8354 CAD, 1 USD = 1.4130 CAD and 1 CFA = 0.0024 CAD.
C. Production entitlement volumes and values are determined according to the related production sharing contracts.
D.On November 1, 2025 Canadian Natural Resources Limited purchased the remaining shares of 1745844 Alberta Limited. Reportable payments for the period November 1 2025 to December 31 2025 have been included in this consolidated report.

1Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.
2Optional field
3Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.